Exhibit 99.1

On August 17, 2004, the Board of Directors of Little Sioux Corn Processors, LLC, acting as general partner of LSCP, LLLP, approved a distribution to LSCP, LLLP partners in the amount of $1,200,000 to be paid in September 2004.  This distribution will result in a $52.57 per unit distribution to LLC unit holders of record on August 17, 2004.